2nd Quarter 2019 as of July 26, 2019 Nasdaq: HMST

Important Disclosures Forward-Looking Statements This presentation includes forward-looking statements, as that term is defined for purposes of applicable securities laws, about our industry, our future financial performance, business plans and expectations. These statements are, in essence, attempts to anticipate or forecast future events, and thus subject to many risks and uncertainties. These forward-looking statements are based on our management's current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. Forward-looking statements in this presentation include, among other matters, statements regarding our business plans and strategies, general economic trends, strategic initiatives we have announced, including forecasted reductions in the Company’s cost structure and future run rates and growth scenarios and performance targets. Readers should note, however, that all statements in this presentation other than assertions of historical fact are forward-looking in nature. These statements are subject to risks, uncertainties, assumptions and other important factors set forth in our SEC filings, including but not limited to our Annual report on Form 10-K for the year ended December 31, 2018. Many of these factors and events that affect the volatility in our stock price and shareholders’ response to those events and factors are beyond our control. Such factors could cause actual results to differ materially from the results discussed or implied in the forward-looking statements. These risks include, without limitation, changes in general political and economic conditions that impact our markets and our business, actions by the Federal Reserve Board and financial market conditions that affect monetary and fiscal policy, regulatory and legislative findings or actions that may increase capital requirements or otherwise constrain our ability to do business, including restrictions that could be imposed by our regulators on certain aspects of our operations or on our growth initiatives and acquisition activities, risks related to our ability to: retain adequate key personnel to operate our business, realize the expected cost savings from restructuring activities and cost containment measures that we have recently undertaken or that we have announced, continue to expand our commercial and consumer banking operations, grow our franchise and capitalize on market opportunities, cost-effectively manage our overall growth efforts to attain the desired operational and financial outcomes, manage the losses inherent in our loan portfolio, improve long-term shareholder value through effective use of our surplus capital, make accurate estimates of the value of our non-cash assets and liabilities, maintain electronic and physical security of customer data, respond to our restrictive and complex regulatory environment, and attract and retain key personnel. Actual results may fall materially short of our expectations and projections, and we may be unable to execute on our strategic initiatives, change our plans or take additional actions that differ in material ways from our current intentions. Accordingly, we can give no assurance of future performance, and you should not rely unduly on forward-looking statements. All forward-looking statements are based on information available to us as of the date hereof, and we do not undertake to update or revise any forward-looking statements, for any reason. Basis of Presentation of Financial Data Unless noted otherwise in this presentation, all reported financial data is being presented as of the period ending June 30, 2019, and is unaudited, although certain information related to the year ended December 31, 2018, has been derived from our audited financial statements. All financial data should be read in conjunction with the notes in our consolidated financial statements. Non-GAAP Financial Measures and Targets Information on any non-GAAP financial measures such as core measures or tangible measures referenced in this presentation, including a reconciliation of those measures to GAAP measures, may also be found in the appendix, our SEC filings, and in the earnings release available on our web site. This presentation refers to long-term targets. Because targets are forward-looking and not based on historical performance, it is not possible to provide a reconciliation without undertaking unreasonable efforts. A GAAP reconciliation would require estimates of such excluded items, and it is not possible to estimate such excluded items at this time. p. 1

Who is HomeStreet? Retail deposit branches (63) Primary stand-alone lending centers (4) Primary stand-alone insurance office (1) Seattle Metro • Seattle-based diversified commercial & Washington consumer bank – company founded in 1921 • Locations in all of the major coastal markets in the Western U.S. and Hawaii • 68 bank branches and primary offices(1) Oregon Idaho • Total assets $7.2 billion Hawaii Utah California Southern California (1) The number of offices listed above does not include three satellite offices that have a limited number of staff which report to a manager located in a separate primary office. p. 2

Focus on efficiency and profitability while becoming a leading regional Market Focus: bank with a West • Seattle / Puget Sound & Spokane, WA • Portland, OR Coast, major • San Francisco / Bay Area, CA market focus • Southern California • Hawaiian Islands p. 3

Strategy Focus on Commercial & Consumer Banking • Grow and diversify loan portfolio with focus on expanding C&I lending • Grow core deposits to improve deposit mix • Improve operating efficiency • Expand product offerings and be a technology fast-follower • Grow market share in highly attractive metropolitan markets • Optimize capitalization p. 4

Strategic Changes Underway What we said Steps we took Sell home loan center based mortgage Transactions completed as announced banking business and related servicing • Returned $81.1 million, year-to-date • Board to consider additional repurchases and Return excess capital to shareholders establishment of regular quarterly dividend after stabilization of earnings • Identified redundant corporate overhead for reduction Improve operating efficiency and • Announced consolidation of Oswego OR retail profitability deposit branch • Retained banking efficiency consultant to identify additional opportunities to improve efficiency ratio to peer levels Increase return on equity to peer levels 2020 goal p. 5

HomeStreet

Results of Operations

$ Thousands	3 Months Ended Jun. 30, 2019	Mar. 31, 2019	Jun. 30, 2018	6 Months Ended Jun. 30, 2019	Jun. 30, 2018
Net Interest Income	$49,187	$47,557	$47,745	$96,744	$93,193
Provision for Credit Losses	-	1,500	1,000	1,500	1,750
Noninterest Income	19,829	8,092	8,405	27,921	15,501
Noninterest Expense	58,832	47,846	49,964	106,678	99,435
Income from Continuing Operations Before Taxes	10,184	6,303	5,186	16,487	7,509
Income Tax	1,292	1,245	1,015	2,537	1,584
Net Income from Continuing Operations	**8,892**	**5,058**	**4,171**	**13,950**	**5,925**
Income from Discontinued Operations Before Taxes	(16,678)	(8,440)	3,641	(25,118)	9,090
Income Tax	(2,198)	(1,667)	713	(3,865)	2,050
Net Income from Discontinued Operations	(14,480)	(6,773)	2,928	(21,253)	7,040
Net Income	**(5,588)**	**(1,715)**	**7,099**	**(7,303)**	**12,965**
Core Net Income[1]	**$3,951**	**$8,139**	**$12,547**	**$12,090**	**$18,144**
Diluted EPS	$(0.22)	$(0.06)	$0.26	$(0.28)	$0.48
Diluted EPS from Continuing Operations	**$0.32**	**$0.19**	**$0.15**	**$0.51**	**$0.22**
Tangible BV/Share[1]	$26.34	$26.26	$25.12	$26.34	$25.12
ROAA – Continuing Operations	0.49%	0.29%	0.24%	0.39%	0.17%
ROAE – Continuing Operations	4.81%	2.73%	2.23%	3.77%	1.63%
ROATE – Continuing Operations [1]	5.06%	2.84%	2.32%	3.94%	1.69%
Net Interest Margin	3.11%	3.11%	3.25%	3.11%	3.25%
Efficiency Ratio of Continuing Operations	85.24%	85.98%	88.98%	85.57%	91.48%
Tier 1 Leverage Ratio (Bank)	9.86%	11.17%	9.72%	9.86%	9.72%
Total Risk-Based Capital (Bank)	14.15%	15.77%	13.52%	14.15%	13.52%
Tier 1 Leverage Ratio (Company)	10.12%	10.73%	9.18%	10.12%	9.18%
Total Risk-Based Capital (Company)	13.95%	14.58%	12.38%	13.95%	12.38%

(1) See appendix for reconciliation of non-GAAP financial measures.

p. 6

Operating Highlights Results of Operations • Second quarter 2019 net loss of $5.6 million, or $(0.22) diluted EPS • Income from continuing operations of $8.9 million, or $0.32 diluted EPS • Total deposits from continuing operations ended June 30, Sold 47 stand-alone 2019, at $5.6 billion, growing 8% since March 31, 2019 home loan centers • Nonperforming asset ratio of 0.16% and transferred to the buyer 464 Strategic Results related personnel, • Reduced FTE count by 37% to 1,221 at June 30, 2019, from recognizing charges 1,937 at March 31, 2019 within our estimated • Repurchased 2.7 million shares through July 2019 – range 963,600 shares in the open market during 2Q17 and 1.7 million shares from Blue Lion Capital in July 2019 • Announced consolidation of Oswego, OR retail deposit branch into nearby Lake Grove, OR location Recent Developments • Entered into a letter of interest to sell our ownership interest in WMS Series, LLC p. 7 (1) See appendix for reconciliation o non-GAAP financial measures.

Net Interest Income & Margin Net Interest Income The flat yield curve has $ Millions pressured our net interest Net Interest Income margin Net Interest Margin 3.25% • 2Q19 Net Interest Margin remained stable at 3.20% 3.19% 3.11% and net interest income increased to $49.2 million compared to the prior quarter $47.7 $47.9 $48.9 3.11% • Lower average balance of higher cost short- 3.11% term wholesale funding compared to 1Q19 $47.6 $49.2 • 2Q19 trailing 12 month loans held-for- investment beta 31% • 2Q19 trailing 12 month retail deposit beta of 38% 2Q18 3Q18 4Q18 1Q19 2Q19 p. 8

Interest-Earning Assets Cash & Cash Equivalents Investment Securities Loans Held for Sale Average interest-earning asset yield Loans Held for Investment increased 24 basis points since Average Yield 2Q18 Average Balances Average Yield $ Billions Percent $8 4.60% $6.37 $6.46 $6.46 $6.47 $6.70 $7 4.50% $6 4.40% $5 4.50% 4.50% $4 4.46% 4.30% $3 4.20% 4.31% $2 4.26% 4.10% $1 $0 4.00% 2Q18 3Q18 4Q18 1Q19 2Q19 p. 9

Deposits Balances Interest-Bearing Transaction & Savings Deposits Noninterest-Bearing Transaction & Savings Deposits $ Millions Time Deposits Mortgage Svcg. Escrow Accts. & Other $7,000 $5,120 $5,155 $5,051 $5,397 $5,724 $6,000 $5,000 49% 51% $4,000 54% 53% 51% $3,000 13% 12% $2,000 12% 12% 12% 31% $1,000 27% 27% 30% 31% $- 8% 8% 7% 6% 7% 6/30/2018 9/30/2018 12/31/2018 3/31/2019 6/30/2019 Total Cost of Deposits 0.58% 0.63% 0.73% 0.83% 0.96% • De novo branches, those opened within the past five years, grew deposits by 25% during the second quarter; opened 20 branches, or 32% of our total network, during this time period • Total deposits include $133m, $219m, $163m, $212m, and $219m in servicing deposits related to discontinued operations for the periods ended June 30. 2019, March 31, 2019, December 31, 2018, September 30, 2018, and June 30, 2018, respectively p. 10

Noninterest Income from Continuing Operations Noninterest Income Net Gain on Mortgage Loan Origination and Sale Activities $ Millions Loan Servicing Income Depositor & Other Retail Fees Other $25 $19.8 $20 $15 $8.4 $10.7 $10.4 $8.1 $10 $5 $0 2Q18 3Q18 4Q18 1Q19 2Q19 • $10.4 million of the 2Q19 increase was due to the revenue from the retained bank location-based mortgage banking business previously included in discontinued operations • Other consists of insurance agency commissions, prepayment fee income, FHLB dividends, and other miscellaneous income p. 11

Noninterest Expense from Continuing Operations Salaries & related costs Noninterest Expense General & administrative FTE $ Millions Other noninterest expense Stranded Costs $60 FTE 2,500 2,253 2,053 2,036 $50 1,937 2,200 $40 1,900 $30 1,221 1,600 $20 $10 1,300 $0 1,000 2Q18 3Q18 4Q18 1Q19 2Q19 Noninterest Expense $50.0 $47.9 $47.9 $47.8 $58.8 Salaries & Related Costs $21.7 $20.5 $20.8 $21.3 $31.2 General & Administrative $6.4 $6.1 $5.4 $6.2 $6.8 Other Noninterest Expense $11.2 $11.3 $12.2 $12.0 $14.6 Stranded Costs(1) $10.7 $10.1 $9.5 $8.3 $6.2 FTE 2,253 2,053 2,036 1,937 1,221 • $7.6 million of the 2Q19 increase was due to the expenses from the retained bank location-based mortgage banking business previously included in discontinued operations • Management and our bank efficiency consultants have identified substantial potential expense reduction opportunities involving technology, organizational, and personnel changes. The timing of the reductions will vary, though a meaningful amount is projected to be realized in early 2020 (1) See appendix for a description of Stranded Costs p. 12

Loan Portfolio Production Trend Commitments Jun. 30, 2019 Mar. 31, 2019 Dec. 31, 2018 Sep. 30, 2018 Jun. 30, 2018 $ Millions Single Family $28 5% $36 7% $55 8% $107 14% $187 22% SFR Custom Home Construction 44 7% 51 10% 77 11% 71 10% 87 10% Home Equity and Other 84 14% 97 18% 124 18% 124 17% 141 17% Total Consumer Loans $156 26% $184 35% $256 37% $302 41% $415 49% Non-owner Occupied CRE $27 4% $45 8% $65 9% $49 7% $24 3% Multifamily 202 33% 142 26% 152 22% 137 19% 89 11% Residential Construction 154 25% 89 16% 152 22% 145 20% 181 22% CRE / Multifamily Construction 0 0% 7 1% 12 2% 20 3% 78 9% Total CRE Loans $383 62% $283 51% $381 55% $351 49% $372 45% Owner Occupied CRE $11 2% $6 1% $17 2% $9 1% $8 1% Commercial Business 61 10% 73 13% 38 6% 63 9% 44 5% Total C&I loans $72 12% $79 14% $55 8% $72 10% $52 6% Total $611 100% $546 100% $692 100% $725 100% $839 100% p. 13

Loan Balance Trend Balances Jun. 30, 2019 Mar. 31, 2019 Dec. 31, 2018 Sep. 30, 2018 Jun. 30, 2018 $ Millions Single Family $1,259 24% $1,349 25% $1,358 27% $1,418 28% $1,416 29% SFR Custom Home Construction 197 4% 190 4% 188 4% 185 4% 166 3% Home Equity and Other 588 11% 585 11% 571 11% 541 11% 513 10% Total Consumer Loans $2,044 39% $2,124 40% $2,117 42% $2,144 43% $2,095 42% Non-owner Occupied CRE $768 14% $781 15% $702 14% $667 13% $641 13% Multifamily 996 19% 940 17% 908 18% 893 18% 836 17% Residential Construction 303 6% 339 6% 333 7% 320 6% 322 7% CRE / Multifamily Construction 279 5% 308 6% 274 5% 286 6% 291 6% Total CRE Loans $2,346 44% $2,368 44% $2,217 44% $2,166 43% $2,090 43% Owner Occupied CRE $471 9% $450 8% $429 8% $421 8% $400 8% Commercial Business 444 8% 422 8% 331 6% 315 6% 319 7% Total C&I Loans $915 17% $872 16% $760 14% $736 14% $719 15% Total Loans Held for Investment $5,305 100% $5,364 100% $5,094 100% $5,046 100% $4,904 100% p. 14

Loan Portfolio Loan Composition: $5.3 Billion CRE by Property Type: $2.2 Billion (1) Other C&I (1) 9% 17% CRE Perm Retail 15% Multifamily Nonowner 46% Single 14% Family 24% Office 20% Industrial 10% Multifamily 19% Construction by Property Type: $779 Million Construction Land & Lots Home Equity & Other 10% All Types 11% Custom Home 15% Construction 26% Residential Construction A highly diversified loan portfolio by 29% product and geography. Multifamily Construction 23% CRE 12% (1) Includes owner occupied CRE p. 15

[HomeStreet]

Permanent Commercial Real Estate Lending Overview

Geographical Distribution (Balances)



CA Los Angeles County
CA Other
Oregon
Other
WA King/Pierce/Snohomish
WA Other
44%
14%
7%
10%
15%
10%
Multifamily
19%
26%
2%
4%
46%
3%
Industrial / Warehouse
16%
13%
10%
7%
39%
15%
Office
21%
14%
13%
6%
39%
7%
Retail
4%
3%
8%
1%
67%
17%
Other

Loan Characteristics

Multifamily
- Up To 30 Year Term
- $30MM Loan Amt. Max
- ≥ 1.15 DSCR
- Avg. LTV @ Orig. ~ 60%

Industrial / Warehouse
- Up To 15 Year Term
- $30MM Loan Amt. Max
- ≥ 1.25 DSCR
- Avg. LTV @ Orig. ~ 66%

Office
- Up To 15 Year Term
- $30MM Loan Amt. Max
- ≥ 1.25 DSCR
- Avg. LTV @ Orig. ~ 67%

Retail
- Up To 15 Year Term
- $30MM Loan Amt. Max
- ≥ 1.25 DSCR
- Avg. LTV @ Orig. ~ 61%

Other
- Additional property types are reviewed on a case by case basis
- Includes acquired loan types
- Examples include: hotels, schools, churches, marinas

6/30/19 Balances Outstanding Totaling $2.23 Billion

Multifamily
- Balance: $1.02B
- % of Balances: 46%
- Portfolio Avg. LTV ~ 55%[1]
- Portfolio Avg. DSCR ~ 1.49x
- Avg. Loan Size: $2.6M
- Largest Dollar Loan: $24.5M

Industrial / Warehouse
- Balance: $225M
- % of Balances: 10%
- % Owner Occupied: 50%
- Portfolio LTV ~ 58%[1]
- Portfolio Avg. DSCR ~ 1.62x
- Avg. Loan Size: $1.6M
- Largest Dollar Loan: $13.0M

Office
- Balance: $439M
- % of Balances: 20%
- % Owner Occupied: 29%
- Portfolio LTV ~ 61%[1]
- Portfolio Avg. DSCR ~ 1.71x
- Avg. Loan Size: $2.1M
- Largest Dollar Loan: $24.5M

Retail
- Balance: $333M
- % of Balances: 15%
- % Owner Occupied: 24%
- Portfolio LTV ~ 53%[1]
- Portfolio Avg. DSCR ~ 1.68x
- Avg. Loan Size: $2.2M
- Largest Dollar Loan: $18.8M

Other
- Balance: $213M
- % of Balances: 9%
- % of Owner Occupied: 29%
- Portfolio LTV ~ 44%[1]
- Portfolio Avg. DSCR ~ 1.85x
- Avg. Loan Size: $1.7M
- Largest Dollar Loan: $27.4M

HomeStreet lends across the full spectrum of commercial real estate lending types, but is deliberate in its efforts to achieve diversification among property types and geographic areas to mitigate concentration risk.

(1) Property values as of origination date.

p. 16

[HomeStreet]

Construction Lending Overview

Seattle Metro		Hawaii	
Puget Sound Other		California	
WA Other		Utah	
Portland Metro		Idaho	
OR Other		Other: AZ, CO	

Geographical Distribution (Balances)



3%
2%
23%
33%
6%
1%
3%
3%
26%

Custom Home Construction



7%
6%
7%
6%
1%
45%
17%
11%

Multifamily



2%
1%
13%
25%
46%
13%

Commercial



16%
1%
31%
9%
22%
15%
4%
1%
1%

Residential Construction



4%
4%
6%
3%
1%
36%
3%
10%
32%

Land and Lots

Loan Characteristics

Custom Home Construction
- 12 Month Term
- Consumer Owner Occupied
- Borrower Underwritten similar to Single Family

Multifamily
- 18-36 Month Term
- ≤ 80% LTC
- Minimum 15% Cash Equity
- ≥ 1.20 DSC
- Portfolio LTV ~ 66%
- Liquidity and DSC covenants

Commercial
- 18-36 Month Term
- ≤ 80% LTC
- Minimum 15% Cash Equity
- ≥ 1.25 DSC
- ≥ 50% pre-leased office/retail
- Portfolio LTV ~63%
- Liquidity and DSC covenants

Residential Construction
- 12-18 Month Term
- LTC: ≤ 95% Presale & Spec
- Leverage, Liquid. & Net Worth Covenants as appropriate
- Portfolio LTV ~ 73%

Land and Lots
- 12-24 Month Term
- ≤ 50% -80% LTC
- Strong, experienced, vertically integrated builders
- Portfolio LTV ~ 66%

6/30/19 Balances Outstanding Totaling $779 Million

Custom Home Construction
- Balance: $198M
- Unfunded Commitments: $123M
- % of Balances: 25%
- % of Unfunded Commitments: 26%
- Avg. Loan Size: $537K
- Largest Dollar Loan: $2.0M

Multifamily
- Balance: $203M
- Unfunded Commitments: $115M
- % of Balances: 26%
- % of Unfunded Commitments: 24%
- Avg. Loan Size: $4.7M
- Largest Dollar Loan: $19.5M

Commercial
- Balance: $93M
- Unfunded Commitments: $8M
- % of Balances: 12%
- % of Unfunded Commitments: 2%
- Avg. Loan Size: $10.3M
- Largest Dollar Loan: $22.8M

Residential Construction
- Balance: $207M
- Unfunded Commitments: $199M
- % of Balances: 27%
- % of Unfunded Commitments: 42%
- Avg. Loan Size: $331K
- Largest Dollar Loan: $6.7M

Land and Lots
- Balance: $78M
- Unfunded Commitments: $29M
- % of Balances: 10%
- % of Unfunded Commitments: 6%
- Avg. Loan Size: $832K
- Largest Dollar Loan: $7.9M

Construction lending is a broad category that includes many different loan types, which posses different risk profiles. HomeStreet lends across the full spectrum of construction lending types. Additionally, expansion has provided an opportunity to increase geographic diversification.

p. 17

[HomeStreet]

Credit Quality

$ Thousands	Jun. 30, 2019 HMST	Jun. 30, 2019 Group Median	Mar. 31, 2010 HMST	Mar. 31, 2010 Group Median	Dec. 31, 2018 HMST	Dec. 31, 2018 Group Median	Sep. 30, 2018 HMST	Sep. 30, 2018 Group Median	Jun. 30, 2018 HMST	Jun. 30, 2018 Group Median
Nonperforming Assets[1]	$11,683	--	$16,712	--	$12,074	--	$10,389	--	$10,381	--
Nonperforming Loans	$9,930	--	$15,874	--	$11,169	--	$9,638	--	$9,630	--
OREO	$1,753	--	$838	--	$455	--	$751	--	$751	--
Nonperforming Assets/Total Assets[1]	0.16%	(3)	0.23%	0.20%	0.17%	0.20%	0.15%	0.25%	0.14%	0.21%
Nonperforming Loans/Total Loans	0.19%	(3)	0.29%	0.23%	0.23%	0.26%	0.19%	0.33%	0.20%	0.30%
Total Delinquencies/Total Loans	0.85%	(3)	1.10%	0.52%	1.26%	0.50%	1.29%	0.53%	1.33%	0.41%
Total Delinquencies/Total Loans, Adjusted[2]	0.21%	(3)	0.37%	0.50%	0.26%	0.48%	0.26%	0.46%	0.21%	0.41%
ALLL/Total Loans	0.81%	(3)	0.80%	0.99%	0.81%	0.99%	0.80%	1.11%	0.80%	1.12%
ALLL/Nonperforming Loans (NPLs)	435.59%	(3)	271.99%	442.65%	356.92%	438.95%	419.57%	411.91%	409.97%	419.46%
ALLL/Total Loans, Excluding Purchased Loans	0.86%	--	0.86%	--	0.85%	--	0.84%	--	0.85%	--
Purchased Discount & Reserves/Gross Purchased Loans[4]	2.73%	--	2.65%	--	2.57%	--	2.67%	--	2.66%	--

The credit comparison group -- selected in consultation with our regulators, comprising banks with similar geographic footprint and loan portfolio characteristics -- consists of: Alpine Bank, Banc of California, Bank of Marin, Bank of the Sierra, Banner Bank, Cashmere Valley Bank, Cathay Bank, Central Valley Community Bank, Columbia State Bank, CTCB Bank Corp., Exchange Bank, Farmers & Merchants Bank of Long Beach, First Financial Northwest Bank, First Northern Bank of Dixon, Fremont Bank, Heritage Bank, Heritage Bank of Commerce, Manufacturers Bank, Mechanics Bank, Oak Valley Community Bank, Pacific City Bank, Pacific Premier Bank, Pacific Western Bank, Peoples Bank, Preferred Bank, Royal Business Bank, Tri Counties Bank, Umpqua Bank, United Business Bank, Washington Federal NA, Washington Trust Bank. This group is not used for any other comparative purposes by HomeStreet.

(1) Nonperforming assets includes nonaccrual loans and OREO; excludes performing TDRs and SBAs.
(2) Total delinquencies and total loans – adjusted (net of Ginnie Mae EBO loans (FHA/VA loans) and guaranteed portion of SBA loans).
(3) Not available at time of publishing.
(4) While not a loss reserve, purchase discounts are available to absorb credit related losses on loans purchased with discounts.

p. 18

Outlook p. 19

Key Drivers Guidance Metric 3Q19 4Q19 3Q20 Going forward, as we implement the Efficiency ratio Low 60% Range expense reductions identified by management and our consultants, we will Return on average assets provide guidance on the timing and > 1.1% expected impact on our financial results. In future quarters we will be providing detailed numbers on expense reductions to Return on average equity date and more specific timing of efficiency >11% ratio, ROA, and ROTCE targets in the future For the remainder of 2019 and 2020, we expect to substantially replace run-off in our single family loan portfolio with growth in our commercial loan portfolios resulting in no net growth in loans held for investment. Assuming no change in the current yield curve, we expect a net interest margin consistent with 2Q19 through year end 2020. The information in this presentation, particularly including but not limited to that presented on this slide, is forward-looking in nature, and you should review Item 1A, “Risk Factors,” in our most recent Quarterly Report on From 10-Q for a list of factors that may cause us to deviate from our plans or to fall short of our expectations. p. 20

Appendix p. 21

Statements of Financial Condition Quarter Ended $ Thousands Jun. 30, 2019 Mar. 31, 2019 Dec. 31, 2018 Sep. 30, 2018 Jun. 30, 2018 Cash and Cash Equivalents $99,602 $67,690 $57,982 $59,006 $176,218 Investment Securities 803,819 816,878 923,253 903,685 907,457 Loans Held For Sale 202,258 56,928 77,324 103,763 110,258 Loans Held For Investment, Net 5,287,859 5,345,969 5,075,371 5,026,301 4,883,310 Mortgage Servicing Rights 94,950 95,942 103,374 106,592 99,595 Other Real Estate Owned 1,753 838 455 751 752 Goodwill 30,170 29,857 22,564 22,564 22,564 Operating Lease Right-of-Use Assets 102,353 113,083 - - - Other Assets 282,183 287,436 304,864 292,181 300,233 Assets of Discontinued Operations 295,923 356,784 477,034 514,239 663,490 Total Assets $7,200,790 $7,171,405 $7,042,221 $7,029,082 $7,163,877 Deposits $5,590,893 $5,178,334 $4,888,558 $4,943,545 $4,901,164 Federal Home Loan Bank Advances 387,590 599,590 932,590 816,591 1,008,613 Accounts Payable And Other Liabilities 102,943 126,546 169,970 156,283 168,464 Federal funds purchased & securities sold under agreements to repurchase - 27,000 19,000 55,000 - Other Borrowings - - - - 30,007 Long-term Debt 125,556 125,509 125,462 125,415 125,368 Operating Lease Liabilities 121,677 130,221 - - - Liabilities of Discontinued Operations 148,221 237,174 167,121 217,466 223,802 Total Liabilities 6,476,880 6,424,374 6,302,701 6,314,300 6,457,418 Common Stock 511 511 511 511 511 Share Subject to Repurchase 52,735 - - - - Additional Paid-in Capital 308,705 342,049 342,439 341,606 340,723 Retained Earnings 359,252 411,826 412,009 396,782 384,947 Accumulated Other Comprehensive Income (Loss) 2,707 (7,355) (15,439) (24,117) (19,722) Total Shareholders’ Equity 671,175 747,031 739,520 714,782 706,459 Total Liabilities and Shareholders’ Equity $7,200,790 $7,171,405 $7,042,221 $7,029,082 $7,163,877 p. 22

HomeStreet Available for Sale Securities Portfolio Investment Portfolio Composition as of 6/30/2019 AFS Investment securities portfolio market value is $799m The investment portfolio has an average CMO credit rating of Aa1 35% Municipal Accumulated other comprehensive 45% income increased by $10.1 million from 1Q19 to 2Q19 Corporates 2019 YTD 2% Yield(2) Duration(2) Total Return(1) HomeStreet AFS Investment MBS 18% 4.79 2.93 3.76 Portfolio Composition Adjusted MBS 4.60 2.63 3.71 and municipal indices(3) HMST performance data: Bloomberg PORT+. (1) As of June 30, 2019 (2) Yield and duration Include FTE adjustment. Yields are at current market prices, not book. Duration adjusted using 21% effective tax rate. (3) Bloomberg Barclays US MBS index total return value unhedged USD (54% primary liquidity portfolio) and Bloomberg Barclays Municipal Bond index total return index value unhedged (46% contingent liquidity portfolio) adjusted to reflect HMST portfolio composition as of 6/30/2019 p. 23

[HomeStreet]

Non-GAAP Financial Measures
Consolidated Results

$ Thousands	3 Months Ended			6 Months Ended	
	Jun. 30, 2019	Mar. 31, 2019	Jun. 30, 2018	Jun. 30, 2019	Jun. 30, 2018
Net Income	$(5,588)	$(1,715)	$7,099	$(7,303)	12,965
Impact of Income Tax Reform-related Benefit	-	-	-	-	-
Impact of Restructuring-related Items (Net of Tax)	9,572	9,564	5,445	19,136	5,215
Impact of Acquisition-related Items (Net of Tax)	(33)	290	3	257	(36)
Core Net Income	3,951	8,139	12,547	12,090	18,144
Noninterest Expense	101,585	97,700	110,565	199,285	211,334
Impact of Restructuring-related Expenses	(12,116)	(12,106)	(6,892)	(24,222)	(6,601)
Impact of Acquisition-related Expenses	42	(367)	(4)	(325)	46
Noninterest Expense, Excluding Restructuring and Acquisition-related Expenses	89,511	85,227	103,669	174,738	204,779
Diluted Earnings Per Common Share	$(0.22)	$(0.06)	$0.26	$(0.28)	$0.48
Impact of Income Tax Reform-related Benefit	-	-	-	-	-
Impact of Restructuring-related Items (Net of Tax)	0.35	0.35	0.20	0.71	0.19
Impact Of Acquisition-related Items (Net of Tax)	-	0.01	-	0.01	-
Diluted Earnings Per Common Share, Excluding Income Tax Reform-related Benefit, Restructuring (Net of Tax) and Acquisition-related Items (Net of Tax)	0.13	0.30	0.46	0.44	0.67
Noninterest Expense From Continuing Operations	$58,832	$47,846	$49,964	$106,678	$99,435
Impact of Stranded Costs[1]	(6,247)	(8,294)	(10,679)	(14,541)	(21,878)
Adjusted Noninterest Expense From Continuing Operations	52,585	39,552	39,285	92,137	77,557

(1) As a result of the Board's plan of exit or disposal, the revenues and certain expenses associated with the businesses sold have been classified as discontinued operations. Expenses classified within discontinued operations include only direct operating expenses incurred by the businesses discontinued that are identifiable as costs of the businesses sold, but only to the extent that we did not continue to recognize such expenses after the close of the transaction. Certain indirect costs, such as those related to corporate and shared service functions, such as IT, HR, legal and accounting, that were previously allocated to the businesses discontinued and other expenses that do not meet the foregoing criteria are reported within continuing operations. These costs reported within continuing operations are ("Stranded Costs") and are included in net income from continuing operations and noninterest expense from continuing operations for all periods presented

p. 24

Non-GAAP Financial Measures Consolidated Results (cont.) 3 Months Ended 6 Months Ended $ Thousands Jun. 30, 2019 Mar. 31, 2019 Jun. 30, 2018 Jun.30, 2019 Jun. 30, 2018 Return On Average Shareholders' Equity (3.02)% (0.91)% 3.78% (1.96)% 3.53% Impact of Income Tax Reform-related Benefit 0.00% 0.00% 0.00% 0.00% 0.00% Impact of Restructuring-related Items (Net of Tax) 5.16% 5.10% 2.90% 5.13% 1.42% Impact of Acquisition-related Items (Net of Tax) (0.02)% 0.15% 0.00% 0.07% (0.01)% Return On Average Shareholders' Equity, Excluding Income Tax Reform-related Benefit, Restructuring (Net of Tax) And Acquisition- 2.12% 4.34% 6.68% 3.24% 4.94% related Items (Net of Tax) Return On Average Tangible Shareholders' Equity (3.17)% (0.95)% 3.93% (2.05)% 3.68% Impact of Income Tax Reform-related Benefit 0.00% 0.00% 0.00% 0.00% 0.00% Impact of Restructuring-related Items (Net of Tax) 5.43% 5.30% 3.01% 5.37% 1.48% Impact of Acquisition-related Items (Net of Tax) (0.02)% 0.16% 0.01% 0.07% (0.02)% Return On Average Tangible Shareholders' Equity, Excluding Income Tax Reform-related Benefit, Restructuring (Net of Tax) And 2.24% 4.51% 6.95% 3.39% 5.14% Acquisition-related Items (Net of Tax) Efficiency Ratio 106.83% 100.66% 91.84% 103.71% 92.01% Impact of Restructuring-related Items (12.74)% (12.47)% (5.72)% (12.61)% (2.87)% Impact of Acquisition-related Items 0.04% (0.38)% 0.01% (0.17)% 0.02% Efficiency Ratio, Excluding Restructuring and Acquisition-related 94.13% 87.81% 86.11% 90.93% 89.16% Items Return On Average Assets (0.31)% (0.10)% 0.40% (0.20)% 0.37% Impact of Income Tax Reform-related Benefit 0.00% 0.00% 0.00% 0.00% 0.00% Impact of Restructuring-related Items (Net Of Tax) 0.52% 0.53% 0.31% 0.53% 0.15% Impact of Acquisition-related Items (Net of Tax) 0.00% 0.02% 0.00% 0.01% 0.00% Return On Average Assets, Excluding Income Tax Reform-related Benefit, Restructuring (Net of Tax) and Acquisition-related Items (Net 0.21% 0.45% 0.71% 0.34% 0.52% of Tax) p. 25

Non-GAAP Financial Measures Tangible Book Value $ Thousands, 3 Months Ended 6 Months Ended Except Share Data Jun. 30, 2019 Mar. 31, 2019 Jun. 30, 2018 Jun. 30, 2019 Jun. 30, 2018 Shareholders’ Equity $723,910 $747,031 $706,459 $723,910 $706,459 Less: Goodwill and Other Intangibles (36,771) (36,919) (28,848) (36,771) (28,848) Tangible Shareholders’ Equity $687,139 $710,112 $677,611 $687,139 $677,611 Common Shares Outstanding 26,085,164 27,038,257 26,978,229 26,085,164 26,978,229 Book Value Per Share $27.75 $27.63 $26.19 $27.75 $26.19 Impact of Goodwill and Other ($1.41) ($1.37) ($1.07) ($1.41) ($1.07) Intangibles Tangible Book Value Per Share $26.34 $26.26 $25.12 $26.34 $25.12 Average Shareholders’ Equity 741,330 750,466 751,953 745,873 734,761 Less: Average Goodwill and Other (36,604) (28,611) (29,109) (32,607) (29,303) Intangibles Average Tangible Shareholders’ Equity 704,726 721,855 722,484 713,266 705,458 Return on Average Shareholders’ Equity 4.81% 2.73% 2.23% 3.77% 1.63% – Continuing Operations Impact of Goodwill and Other 0.25% 0.11% 0.09% 0.17% 0.07% Intangibles Return on Average Tangible Shareholders’ Equity – Continuing 5.06% 2.84% 2.32% 3.94% 1.69% Operations p. 26